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Exhibit 99.6

FORM OF LETTER TO CLIENTS

WH HOLDINGS (CAYMAN ISLANDS) LTD.—WH CAPITAL CORPORATION

LETTER TO CLIENTS

FOR

TENDER OF ALL OUTSTANDING
9 1/2% OUTSTANDING NOTES DUE 2011

IN EXCHANGE FOR

9 1/2% NEW NOTES DUE 2011
THAT HAVE BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933

          THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JULY 9, 2004, UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

To Our Clients:

        We are enclosing a prospectus, dated June 9, 2004, of WH Holdings (Cayman Islands) Ltd., a Cayman Islands exempted limited liability company and WH Capital Corporation, a Nevada corporation (the "Issuers"), and a related Letter of Transmittal (which together constitute the "exchange offer") relating to the offer by the Issuers to exchange their 9 1/2% Outstanding Notes due 2011 (the "Outstanding Notes") for a like principal amount of Issuers' issued and outstanding 9 1/2% New Notes due 2011 (the "New Notes") which have been registered under the Securities Act of 1933, as amended, upon the terms and subject to the conditions set forth in the exchange offer.

        The exchange offer is not conditioned upon any minimum number of Outstanding Notes being tendered.

        We are the holder of record of Outstanding Notes held by us for your account. A tender of such Outstanding Notes can be made only by us as the record holder and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Outstanding Notes held by us for your account.

        We request instructions as to whether you wish to tender any or all of the Outstanding Notes held by us for your account pursuant to the terms and conditions of the exchange offer. We also request that you confirm that we may on your behalf make the representations and warranties contained in the Letter of Transmittal.

        PLEASE RETURN YOUR INSTRUCTIONS TO US IN THE ENCLOSED ENVELOPE WITHIN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

INSTRUCTIONS TO REGISTERED HOLDER AND/OR
BOOK ENTRY TRANSFER PARTICIPANT

To Registered Holder and/or Participant of the Book-Entry Transfer Facility:

        The undersigned hereby acknowledges receipt of the prospectus dated June 9, 2004 of WH Holdings (Cayman Islands) Ltd., a Cayman Islands exempted limited liability company and WH Capital Corporation, a Nevada corporation (the "Issuers"), and the accompanying Letter of Transmittal, that together constitute the offer of the Issuers (the "exchange offer") to exchange Issuers' 9 1/2% Outstanding Notes due 2011 (the "Outstanding Notes") for a like principal amount of Issuers' issued and outstanding 9 1/2% New Notes due 2011 (the "New Notes") which have been registered under the Securities Act of 1933, as amended. Certain terms used but not defined herein have the meanings ascribed to them in the prospectus.

        This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the exchange offer with respect to the Outstanding Notes held by you for the account of the undersigned.

        The aggregate face amount of Outstanding Notes held by you for the account of the undersigned is (fill in amount):

        $             of the 9 1/2% Outstanding Notes due 2011.

        With respect to the exchange offer, the undersigned hereby instructs you (check appropriate box):

  ☐
  To tender the following Outstanding Notes held by you for the account of the undersigned (insert principal amount of Outstanding Notes to be tendered) (if any): $            .

  ☐
  not to tender any Outstanding Notes held by you for the account of the undersigned.

        If the undersigned instructs you to tender the Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that:

  •
  the New Notes acquired in exchange for Outstanding Notes pursuant to the exchange offer are being acquired in the ordinary course of business of the person receiving such New Notes, whether or not the undersigned;

  •
  the undersigned is not participating in, and has no arrangement with any person to participate in, the distribution of New Notes within the meaning of the Securities Act;

  •
  neither the undersigned nor any such other person is an "affiliate" (within the meaning of Rule 405 under the Securities Act) of the Issuers or a broker-dealer tendering Outstanding Notes acquired directly from the Issuers; and

  •
  the undersigned has full power and authority to transfer the Outstanding Notes for New Notes and the Issuers will acquire good and unencumbered title thereto free and clear of any liens, restrictions, charges or encumbrances and not subject to any adverse claims.

        If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Outstanding Notes, it acknowledges that it will deliver a prospectus in connection with any resale of such New Notes.

SIGN HERE

Name(s) of beneficial owner(s):

Signature(s):

Name(s):

(PLEASE PRINT)
Address(es):

Telephone Number(s):

Taxpayer Identification or Social Security Number(s):

Date:

3

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FORM OF LETTER TO CLIENTS